Exhibit 99.1
E A R N I N G S    R E L E A S E

Press Contacts:	Gary R. Shook, President & CEO	540-687-4801 or
pres@middleburgbank.com

	Raj Mehra, EVP & CFO	540-687-4816 or
cfo@middleburgbank.com

	Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES FOURTH QUARTER RESULTS

MIDDLEBURG, VA. – February 3, 2011 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $1.6 million for the quarter ending December 31, 2010 and a net loss of $2.7 million for the full year 2010.

Fourth Quarter and Full Year 2010 Highlights:

•	Net income of $1.6 million for the quarter or $0.23 per diluted share;
•	Net loss of $2.7 million for the year or $0.39 per diluted share;
•	Net interest margin of 3.60% for the quarter and 3.61% for the year;
•	Total revenue of $16.9 million for the quarter, an increase of 14.3% compared to previous quarter;
•	Total assets grew by $128.1 million or 13.1% for the year;
•	Total loan growth of 0.6% in the fourth quarter; total loans increased by $15.0 million or 2.3% for the year;
•	Strong mortgage originations of $227.1 million in the fourth quarter and $782.6 million for the year;
•	Deposit growth was flat in the fourth quarter and increased by $84.6 million or 10.5% for the year;
•	Provision for loan losses for the quarter decreased by 32.0% from the quarter ended December 31, 2009; and
•	Capital ratios continue to be strong: Total Risk-Based Capital Ratio of 14.1%, Tier I Risk-Based Capital Ratio of 12.8%, and a Tier 1 Leverage Ratio of 9.0% at December 31, 2010.

“We are certainly gratified at posting our best quarterly net income for our shareholders since the third quarter of 2007.  In fact, our work in the third quarter of 2010 continues to yield positive returns,” commented Gary R. Shook, President and CEO of Middleburg Financial Corporation.  “Our already strong capital ratios have strengthened, management’s focus on greater corporate efficiency continues to show bottom line benefits, and sales of foreclosed properties at fair valuations are gaining momentum- trends we expect to see continuing as we enter the first quarter of 2011.  Additionally, the Corporation’s 2011 focus on client centric revenue generation in all lines of business should allow for greater market penetration as we begin to move out of the current prolonged negative economic cycle.”

Net Interest Income and Net Interest Margin

Net interest income was $9.0 million during the three months ended December 31, 2010; an increase of 13.2% compared to the quarter ended September 30, 2010 and an increase of 3.3% compared to the quarter ended

December 31, 2009. Average earning assets increased by 2.3% during the quarter ended December 31, 2010. The average yield on earning assets was 4.78% for the quarter ended December 31, 2010 compared to 4.74% for the previous quarter and 6.46% for the quarter ended December 31, 2009, representing an increase of 4 basis points from the previous quarter and a decrease of 168 basis points from the quarter ended December 31, 2009.   The increase in yields on earning assets in the fourth quarter reflected an increase of 15 basis points in the yield of the securities portfolio and a 3 basis point decrease in yields for the loan portfolio.  The yield on average earning assets was 5.20% in 2010 compared to 6.06% in 2009, a decrease of 86 basis points.  The primary reasons for the decline in yields on earning assets during 2010 was loan repricing and prepayments which caused yields on loans to decrease by 111 basis points and yields on securities to decrease by 151 basis points.

The average cost of interest bearing liabilities was 1.41% for the quarter ended December 31, 2010, compared to 1.73% in the previous quarter, and 2.16% for the quarter ended December 31, 2009, representing a decrease of 32 basis points from the previous quarter and a decrease of 75 basis points from the quarter ended December 31, 2009.  Costs for wholesale borrowings declined by 95 basis points during the quarter, while costs for retail deposits decreased by 30 basis points during the same period.  The decline in the cost of retail deposits was broad-based with a 5 basis point decline in the cost of interest checking deposits, a 1 basis point decline in the cost of savings deposits, and a 58 basis point decline in the cost of time deposits.    The average cost of interest bearing liabilities was 1.71% in 2010 compared to 2.43% in 2009, representing a decrease of 72 basis points.  The primary reasons for the decrease in the cost of interest bearing liabilities during the twelve month period were a 68 basis point decrease in the cost of interest bearing deposits and a 129 basis point decrease in the cost of long term wholesale borrowings.  Cost of funds was 1.21% for the quarter ended December 31, 2010 compared to 1.52% for the quarter ended September 30, 2010, a decrease of 31 basis points from the previous quarter.  Cost of funds was 1.50% for 2010 compared to 2.13% in 2009, representing a decrease of 63 basis points.

The net interest margin for the three months ended December 31, 2010 was 3.60%, compared to 3.27% for the previous quarter, and 3.83% for the quarter ended December 31, 2009, representing an increase of 33 basis points from the previous quarter and a decrease of 23 basis points compared to the quarter ended December 31, 2009.  The net interest margin was 3.61% in 2010 compared to 4.16% in 2009, representing a decrease of 56 basis points.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in the “Key Statistics” table.

Asset Quality and Provision for Loan Losses

The provision for loan losses in the quarter ended December 31, 2010 was $655,000 compared to a $967,000 provision in the quarter ended December 31, 2009, representing a decrease of 32.3%.

The Allowance for Loan and Lease Losses (ALLL) at December 31, 2010 was $15.0 million representing 2.27% of total portfolio loans outstanding versus 2.42% at September 30, 2010 and 1.43% of total portfolio loans at December 31, 2009.

Loans that were delinquent for more than 90 days and still accruing were $909,000 as of December 31, 2010 compared to $388,000 as of September 30, 2010, representing an increase 134.3% during the fourth quarter. Non accrual loans were $29.4 million at the end of the fourth quarter compared to $29.9 million at the end of the third quarter, representing a decrease of 1.7% during the fourth quarter.  The balance of restructured loans was $404,000 at the end of the fourth quarter, unchanged from the previous quarter. Other Real Estate Owned

(OREO) was $8.4 million as of December 31, 2010 compared to $8.1 million as of September 30, 2010, representing an increase of 3.7% during the fourth quarter.

Non-performing assets were $39.1 million or 3.5% of total assets at December 31, 2010 compared to $38.9 million or 3.5% of total assets as of September 30, 2010. Non-performing assets increased from $18.1 million or 1.9% of total assets at December 31, 2009 to $39.1 million or 3.5% of total assets as of December 31, 2010.  The increase was primarily due to the reclassification of two loan relationships to non-accrual status during the year.

Non-Interest Income

Non-interest income increased by $1.1 million or 15.6% when comparing the quarter ended December 31, 2010 to the previous quarter, and increased by $5 million or 24.0% compared to the quarter ended December 31, 2009, primarily due to strong growth in revenues from the Company’s mortgage operations.    The strong non-interest income, primarily driven by the Company’s mortgage operations, has contributed to an increase in total revenues, defined as the sum of net interest income and non-interest income, in each linked quarter of 2010.

Total revenue was $16.9 million in the quarter ended December 31, 2010 compared to $14.9 million in the previous quarter and $14.5 million in the quarter ended December 31, 2009, representing an increase of 14.3% compared to the previous linked quarter and an increase of 17.5% compared to the calendar quarter ended December 31, 2009. This increase reflects the benefits of the Company’s diversified business model whereby strong non-interest income is able to supplement net interest income in periods of declining net interest margins.

Southern Trust Mortgage, the Company’s majority owned subsidiary, originated $227.7 million in mortgage loans during the quarter ended December 31, 2010 compared to $217.7 million originated during the previous quarter, an increase of 4.6%, and $204.3 million originated during the quarter ended December 31, 2009, an increase of 11.4% when comparing calendar quarters.  Mortgage loans originated for the twelve months ended December 31, 2010 was $782.6 million compared to $990.0 million for the twelve months ended December 31, 2009. Gains on mortgage loan sales increased by 7.6% when comparing the quarter ended December 31, 2010 to the previous quarter.  Gains on mortgage loan sales increased by 68.6% when comparing the quarter ended December 31, 2010 to the quarter ended December 31, 2009. Additionally, fees related to mortgage loan sales increased by 19.5% when comparing the quarter ended December 31, 2010 to the previous quarter, and increased by 77.0% compared to the quarter ended December 31, 2009.

The revenues and expenses of Southern Trust Mortgage for the three and twelve month periods ended December 31, 2010 are reflected in the Company’s financial statements on a consolidated basis following generally accepted accounting principles in the United States.  The outstanding equity interest not held by the Company is reported on the Company’s balance sheet as “Non-controlling interest in consolidated subsidiary” and the earnings or loss attributable to the non-controlling interest is reported on the Company’s statement of operations as “Net (income) / loss attributable to non-controlling interest.”

Trust and Investment advisory service fees earned by Middleburg Trust Company (“MTC”) and Middleburg Investment Advisors (“MIA”) increased by 3.8% when comparing the quarter ended December 31, 2010 to the previous quarter, and increased by 2.7% compared to the quarter ended December 31, 2009.  On January 3, 2011, MIA became a wholly owned subsidiary of MTC.

Trust and investment advisory fees are based primarily upon the market value of the accounts under administration.  Total consolidated assets under administration by MTC and MIA were at $1.3 billion at December 31, 2010, an increase of 14.9% relative to December 31, 2009.  MTC’s assets under administration were $932.4 million at December 31, 2010 versus $771.5 million at December 31, 2009 representing an increase of 20.9%.  MIA’s assets under administration were $314.7 million at December 31, 2010 versus $313.5 million at December 31, 2009 representing an increase of 0.4%.

Net securities losses were $20,000 during the quarter ended December 31, 2010 compared to net securities losses of $438,000 during the quarter ended September 30, 2010.  The net securities losses during the quarter ended December 31, 2010 included $129,000 of other than temporary impairment losses related to one trust preferred security identified as impaired under generally accepted accounting principles.

Non-Interest Expense

Non-interest expense in the fourth quarter of 2010 decreased by 1.7% compared to the previous quarter.

Salaries and employee benefit expenses increased by $284,000 when comparing the fourth quarter of 2010 to the quarter ended September 30, 2010, primarily due to expenses related to the defined contribution plan. Expenses related to Other Real Estate Owned (OREO) increased by $176,000 when comparing the fourth quarter of 2010 to the previous quarter. Other expenses, which include expenses such as FDIC insurance premiums, supplies, travel and entertainment expenses fell by $941,000 when comparing the quarter ended December 31, 2010 to the previous quarter. Other expenses in the third quarter of 2010 were higher because of $1.4 million in write-downs in the carrying value of two branch properties.

The Company’s efficiency ratio which is represented by the ratio of non-interest expense to the sum of tax equivalent net interest income and non-interest income, excluding securities gains and losses, was 81.42% for the fourth quarter of 2010, compared to an efficiency ratio of 83.48% in the quarter ending December 31, 2009. The efficiency ratio for the full year 2010 was 85.55% and reflects write-downs and restructuring charges in the third quarter of 2010.

Total Consolidated Assets

Total assets at December 31, 2010 were $1.1 billion, an increase of $128.8 million or 13.2% over December 31, 2009.

Growth in total portfolio loans was 0.6% for the fourth quarter. Total portfolio loans increased by $15.0 million or 2.3% in 2010 in a challenging lending environment characterized by weak borrower demand for new loans coupled with increased refinancing of existing credit relationships. The securities portfolio grew by $9.9 million in the fourth quarter, representing an increase of 4.0% compared to the previous quarter. The securities portfolio increased by $79.4 million or 44.3% for the entire year. Balances of mortgages held for resale declined by $18.1 million or 23.4% in the fourth quarter of 2010. Mortgages held for resale increased by $14.3 million or 31.8% for the entire year. Cash balances and deposits at other banks decreased by 6.2% in the fourth quarter of 2010.

Deposits and Other Borrowings

Total deposits decreased by 0.7% in the fourth quarter.  Deposits increased by $84.7 million or 10.5% for the year.  Brokered deposits, including CDARS program funds, were $122.3 million at December 31, 2010, up $46.1 million or 60.1% from December 31, 2009. FHLB advances were $62.9 million at December 31, 2010, up $27.9 million from December 31, 2009, or an increase of 79.7%.

Equity

Total shareholders’ equity at December 31, 2010 was $100.1 million, compared to shareholders’ equity of $103.4 million as of December 31, 2009. Retained earnings at December 31, 2010 were $37.8 million compared to $42.7 million at December 31, 2009. The book value of the Company’s common stock at December 31, 2010 was $14.02 per share.  The Company’s total risk-based capital ratio increased from 13.54% at September 30, 2010 to 14.10% at December 31, 2010 and the Tier 1 risk-based capital ratio increased from

12.29% to 12.84% during the same period.  The increases in the risk-based capital ratios were due primarily to a net increase in zero percent risk-weighted assets during the fourth quarter of 2010.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import.  Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation
Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg. Middleburg Financial Corporation is also the majority owner of Southern Trust Mortgage, which is based in Virginia Beach and provides mortgages through 17 offices in 11 states.

Middleburg Financial Corporation and Subsidiaries
Consolidated Statements of Operations
(In Thousands, Except Per Share Data)

	Unaudited		Unaudited
	For the Twelve Months		For the Three Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Interest and Dividend Income
Interest and fees on loans	$40,548	$48,834	$9,887	$11,041
Interest on securities available for sale
Taxable	4,733	4,743	1,539	1,121
Exempt from federal income taxes	2,514	2,944	600	696
Dividends	105	88	30	24
Interest on federal funds sold and other	131	137	32	42
Total interest and dividend income	$48,031	$56,746	$12,088	$12,924
Interest Expense
Interest on deposits	$12,033	$15,614	$2,623	$3,633
Interest on securities sold under agreements to repurchase	205	40	61	8
Interest on short-term borrowings	393	592	148	74
Interest on long-term debt	1,544	2,836	246	495
Total interest expense	$14,175	$19,082	$3,078	$4,210
Net interest income	$33,856	$37,664	$9,010	$8,714
Provision for loan losses	12,005	4,551	655	967
Net interest income after provision
for loan losses	$21,851	$33,113	$8,355	$7,747
Other Income
Trust and investment advisory fee income	$3,335	$3,218	$838	$816
Service charges on deposit accounts	1,884	1,905	488	487
Net gains on securities available for sale	866	2,070	109	1,877
Total other-than-temporary impairment loss on securities	(901)	(2,224)	(44)	(1,512)
Portion of (gain) loss recognized in other comprehensive income	(202)	1,152	(85)	-
Net other-than-temporary impairment loss	(1,103)	(1,072)	(129)	(1,512)
Commissions on investment sales	622	580	169	174
Bank owned life insurance	503	489	112	109
Gain on loans held for sale	17,158	11,860	5,537	3,283
Fees on loans held for sale	1,881	1,044	570	322
Other service charges, commissions and fees	467	507	114	107
Other operating income	390	311	169	76
Total other income	$26,003	$20,912	$7,977	$5,739
Other Expense
Salaries and employee benefits	$29,794	$28,042	$7,748	$6,187
Net occupancy expense of premises	6,249	5,904	1,598	1,499
Other taxes	798	587	200	150
Advertising	1,071	760	386	211
Computer operations	1,324	1,290	316	344
Other real estate owned	2,013	3,819	842	1,656
Audits and examinations	592	631	219	183
Legal fees	451	481	50	131
FDIC insurance	1,907	2,051	386	484
Other operating expenses	8,543	5,297	2,401	1,262
Total other expense	$52,742	$48,862	$14,146	$12,107

Income (Loss) before income taxes	$(4,888)	$5,163	$2,186	$1,379
Income tax expense / (benefit)	(2,562)	64	573	(5)
Net income (loss)	$(2,326)	$5,099	$1,613	$1,384
Less: Net (income) loss attributable to non-controlling interest	(362)	(1,577)	(51)	(270)
Net income (loss) attributable to Middleburg Financial Corporation	$(2,688)	$3,522	$1,562	$1,114
Amortization of discount on preferred stock	-	429	-	378
Dividend on preferred stock	-	987	-	253
Net income (loss) available to common shareholders	$(2,688)	$2,106	$1,562	$483

Net income (loss) per common share, basic	$(0.39)	$0.37	$0.23	$0.07
Net income (loss) per common share, diluted	$(0.39)	$0.37	$0.23	$0.07
Dividends per common share	$0.35	$0.58	$0.05	$0.10

Middleburg Financial Corporation
Consolidated Balance Sheets
(In Thousands, Except for Share Data)

	(Unaudited)	(Unaudited)
	December 31,	September 30,
	2010	2010
Assets:
Cash and due from banks	$21,955	$24,118
Interest-bearing deposits in banks	42,769	44,865
Securities available for sale, at fair value	252,042	242,056
Loans held for sale	59,361	77,452
Restricted securities, at cost	6,296	6,430
Loans, net of allowance for loan losses of $14,967 at December 31, 2010
and $15,870 at September 30, 2010	644,345	639,365
Premises and equipment, net	23,039	22,996
Goodwill and identified intangibles	6,360	6,403
Other real estate owned, net of valuation allowance of
$1,486 at December 31, 2010 and $1,110 at September 30, 2010	8,394	8,142
Prepaid federal deposit insurance	5,154	5,505
Accrued interest receivable and other assets	34,772	34,132

Total assets	$1,104,487	$1,111,464

Liabilities and Shareholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$130,488	$124,724
Savings and interest-bearing demand deposits	436,718	421,119
Time deposits	323,100	351,097
Total deposits	$890,306	$896,940

Securities sold under agreements to repurchase	25,562	25,416
Short-term borrowings	13,320	21,875
Long-term debt	62,912	52,912
Subordinated notes	5,155	5,155
Accrued interest and other liabilities	7,085	7,736
Commitments and contingent liabilities	-	-
Total liabilities	$1,004,340	$1,010,034

Shareholders' Equity:
Common stock, par value $2.50 share, authorized 20,000,000 shares issued and outstanding at December 31, 2010 - 6,925,437 shares
issued and outstanding at September 30, 2010 - 6,915,687 shares	$17,314	$17,289
Capital surplus	43,058	42,930
Retained earnings	37,799	36,378
Accumulated other comprehensive loss, net	(1,064)	1,729
Total Middleburg Financial Corporation shareholders' equity	$97,107	$98,326

Non-controlling interest in consolidated subsidiary	3,040	3,104
Total shareholders' equity	$100,147	$101,430
Total liabilities and shareholders' equity	$1,104,487	$1,111,464

Middleburg Financial Corporation
Consolidated Balance Sheets
(In Thousands, Except for Share Data)

	(Unaudited)
	December 31,	December 31,
	2010	2009
Assets:
Cash and due from banks	$21,955	$18,365
Interest-bearing deposits in banks	42,769	24,845
Securities available for sale, at fair value	252,042	172,699
Loans held for sale	59,361	45,010
Restricted securities, at cost	6,296	6,225
Loans, net of allowance for loan losses of $14,967 in 2010
and $9,185 in 2009	644,345	635,094
Premises and equipment, net	23,039	23,506
Goodwill and identified intangibles	6,360	6,531
Other real estate owned, net of valuation allowance of
$1,486 in 2010 and $1,121 in 2009.	8,394	6,511
Prepaid federal deposit insurance	5,154	6,923
Accrued interest receivable and other assets	34,772	30,665

Total assets	$1,104,487	$976,374

Liabilities and Shareholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$130,488	$106,459
Savings and interest-bearing demand deposits	436,718	397,720
Time deposits	323,100	301,469
Total deposits	$890,306	$805,648

Securities sold under agreements to repurchase	25,562	17,199
Short-term borrowings	13,320	3,538
Long-term debt	62,912	35,000
Subordinated notes	5,155	5,155
Accrued interest and other liabilities	7,085	6,475
Commitments and contingent liabilities	-	-
Total liabilities	$1,004,340	$873,015

Shareholders' Equity:
Common stock, par value $2.50 share, authorized 20,000,000 shares issued and outstanding at December 31, 2010 - 6,925,437 shares
issued and outstanding at December 31, 2009 - 6,909,293 shares	$17,314	$17,273
Capital surplus	43,058	42,807
Retained earnings	37,799	42,706
Accumulated other comprehensive loss, net	(1,064)	(2,474)
Total Middleburg Financial Corporation shareholders' equity	$97,107	$100,312

Non-controlling interest in consolidated subsidiary	3,040	3,047
Total shareholders' equity	$100,147	$103,359

Total liabilities and shareholders' equity	$1,104,487	$976,374

QUARTERLY SUMMARY INCOME STATEMENTS
MIDDLEBURG FINANCIAL CORPORATION
(Unaudited. Dollars in thousands except per share data)
	For the Three Months Ended
	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009
Interest and Dividend Income
Interest and fees on loans	$9,887	$9,832	$10,384	$10,445	$11,041
Interest on securities available for sale
Taxable	1,539	1,166	1,090	938	1,121
Exempt from federal income taxes	600	621	600	693	696
Dividends	30	32	22	21	24
Interest on federal funds sold and other	32	36	28	35	42
Total interest and dividend income	$12,088	$11,687	$12,124	$12,132	$12,924
Interest Expense
Interest on deposits	$2,623	$3,160	$3,077	$3,174	$3,633
Interest on securities sold under agreements to repurchase	61	63	60	20	8
Interest on short-term borrowings	148	134	67	44	74
Interest on long-term debt	246	372	488	438	495
Total interest expense	$3,078	$3,729	$3,692	$3,676	$4,210
Net interest income	$9,010	$7,958	$8,432	$8,456	$8,714
Provision for loan losses	655	9,130	1,291	929	967
Net interest income after provision
for loan losses	$8,355	$(1,172)	$7,141	$7,527	$7,747
Other Income
Trust and investment advisory fee income	$838	$807	$875	$815	$816
Service charges on deposit accounts	488	487	468	441	487
Net gains (losses) on securities available for sale	109	288	(37)	506	1,877
Total other-than-temporary impairment loss on securities	(44)	(557)	(97)	(151)	(1,512)
Portion of (gain) loss recognized in other comprehensive income	(85)	(169)	-	-	-
Net other-than-temporary impairment loss	(129)	(726)	(97)	(151)	(1,512)
Commissions on investment sales	169	142	167	144	174
Bank owned life insurance	112	136	130	125	109
Gain on loans held for sale	5,537	5,147	3,844	2,630	3,283
Fees on loans held for sale	570	477	476	358	322
Other service charges, commissions and fees	114	97	143	113	107
Other operating income	169	42	88	91	76
Total other income	$7,977	$6,897	$6,057	$5,072	$5,739
Other Expense
Salaries and employee benefits	$7,748	$7,464	$7,457	$6,924	$6,187
Net occupancy expense of premises	1,598	1,557	1,490	1,604	1,499
Other taxes	200	201	201	196	150
Advertising	386	257	248	180	211
Computer operations	316	340	340	328	344
Other real estate owned	842	666	295	210	1,656
Audits and examinations	219	96	162	115	183
Legal fees	50	96	167	139	131
FDIC insurance	386	368	352	801	484
Other operating expenses	2,401	3,342	1,554	1,446	1,262
Total other expense	$14,146	$14,387	$12,266	$11,943	$12,107

Income (Loss) before income taxes	$2,186	$(8,662)	$932	$656	$1,379
Income tax expense / (benefit)	573	(3,297)	75	87	(5)
Net income (loss)	$1,613	$(5,365)	$857	$569	$1,384
Less: Net (income) loss attributable to non-controlling interest	(51)	(423)	(133)	245	(270)
Net income attributable to Middleburg Financial Corporation	$1,562	$(5,788)	$724	$814	$1,114
Amortization of discount on preferred stock	-	-	-	-	378
Dividend on preferred stock	-	-	-	-	253
Net income (loss) available to common shareholders	$1,562	$(5,788)	$724	$814	$483

Net income (loss) per common share, basic	$0.23	$(0.83)	$0.10	$0.12	$0.07
Net income (loss) per common share, diluted	$0.23	$(0.83)	$0.10	$0.12	$0.07
Dividends per common share	$0.05	0.10	$0.10	$0.10	$0.10

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS
(Unaudited. Dollars in thousands except per share data)	For the Three Months Ended
	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009

Net Income / (Loss)	$1,562	$(5,788)	$724	$814	$1,115
Earnings per share, basic	$0.23	$(0.83)	$0.10	$0.12	$0.07
Earnings per share, diluted	$0.23	$(0.83)	$0.10	$0.12	$0.07
Dividend per share	$0.05	$0.10	$0.10	$0.10	$0.10

Return on average total assets - Year to Date	-0.25%	-2.11%	0.28%	0.33%	0.35%
Return on average total equity - Year to Date	-2.71%	-22.03%	2.85%	3.25%	2.82%
Dividend payout ratio	22.21%	NA	100.00%	84.90%	142.86%
Non-Interest income as a percent of total revenue (1)	39.82%	38.56%	34.05%	28.00%	29.37%

Net interest margin (2)	3.60%	3.27%	3.67%	3.94%	3.83%
Yield on average earning assets (2)	4.78%	4.74%	5.22%	5.58%	5.61%
Yield on average interest-bearing liabilities	1.41%	1.73%	1.82%	1.93%	2.16%
Net interest spread	3.37%	3.01%	3.40%	3.65%	3.44%

Non-interest income to average assets (3)	2.88%	2.69%	2.39%	1.93%	2.10%
Non-interest expense to average assets (3)	5.09%	5.29%	4.73%	4.90%	4.74%

Efficiency ratio (4)	81.42%	91.77%	81.78%	87.85%	83.48%

(1)	Excludes securities gains and losses including OTTI adjustments.
(2)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded.  Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(3)	Ratios are computed by dividing annualized income and expense amounts by quarterly average assets.
(4)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States.  It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio.  The tax rate utilized is 34%. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating.  The increase from the second quarter 2010 to the third quarter 2010 reflects the restructuring charges and write downs of Company property during the quarter as previously discussed in this release.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
(Unaudited. Dollars in thousands except per share data)	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009
BALANCE SHEET RATIOS
Net loans to deposits	72.37%	71.28%	74.99%	78.32%	78.83%
Average interest-earning assets to
average-interest bearing liabilities	118.50%	117.22%	117.69%	117.51%	121.36%
PER SHARE DATA
Dividends	$0.05	$0.10	$0.10	$0.10	$0.10
Book value	$14.02	$14.22	$14.84	$14.65	$14.52
Tangible book value (3)	$13.10	$13.29	$13.91	$13.71	$13.57
SHARE PRICE DATA
Closing price	$14.26	$14.08	$13.91	$15.06	$14.59
Diluted earnings multiple (1)	15.50	NA	34.78	31.38	52.11
Book value multiple (2)	1.02	0.99	0.94	1.03	1.00
COMMON STOCK DATA
Outstanding shares at end of period	6,925,437	6,915,687	6,914,687	6,909,293	6,909,293
Weighted average shares O/S Basic - QTD	6,937,801	6,934,366	6,911,744	6,909,293	5,635,687
Weighted average shares O/S, diluted - QTD	6,938,359	6,934,366	6,924,338	6,912,173	6,906,429
CAPITAL RATIOS
Capital to Assets - Common shareholders	8.79%	8.85%	9.67%	9.94%	10.27%
Tangible common equity ratio (4)	8.26%	8.32%	9.11%	9.36%	9.67%
Total risk based capital ratio	13.91%	13.54%	14.58%	15.02%	15.06%
Tier 1 risk based capital ratio	12.84%	12.29%	13.33%	13.77%	13.86%
Leverage ratio	14.10%	9.08%	10.58%	10.71%	10.40%
CREDIT QUALITY
Net charge-offs to average loans	0.22%	0.47%	0.15%	0.04%	0.18%
Total non-performing loans to total loans	4.66%	4.69%	2.81%	2.00%	1.80%
Total non-performing assets to total assets	3.54%	3.50%	2.64%	1.88%	1.86%
Non-accrual loans to:
total loans	4.46%	4.57%	1.87%	1.46%	1.34%
total assets	2.66%	2.69%	1.15%	0.94%	0.88%
Allowance for loan losses to:
total loans	2.27%	2.42%	1.54%	1.50%	1.43%
non-performing assets	38.29%	40.84%	35.98%	51.43%	50.68%
non-accrual loans	50.93%	53.04%	82.51%	102.67%	106.70%
NON-PERFORMING ASSETS:
Loans delinquent over 90 days and still accruing	$909	$388	$6,188	$3,544	$908
Non-accrual loans	29,385	29,923	12,211	9,613	8,608
Restructured Loans	404	404	1,346	-	2,096
Other real estate owned and repossessed assets	8,394	8,142	8,257	6,034	6,511
Total non-performing assets	$39,092	$38,857	$28,002	$19,191	$18,123
NET LOAN CHARGE-OFFS:
Loans charged off	$1,600	$3,351	$1,142	$291	$1,057
(Recoveries)	(42)	(16)	(56)	(47)	(48)
Net charge-offs	$1,558	$3,335	$1,086	$244	$1,009
PROVISION FOR LOAN LOSSES	$655	$9,130	$1,291	$929	$967
ALLOWANCE FOR LOAN LOSS SUMMARY
Balance at the beginning of period	$15,870	$10,075	$9,870	$9,185	$9,227
Provision	655	9,130	1,291	929	967
Net charge-offs	(1,558)	(3,335)	(1,086)	(244)	(1,009)
Balance at the end of period	$14,967	$15,870	$10,075	$9,870	$9,185

(1)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period.  The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.   In quarters where the Company incurs net losses, the diluted earnings multiple is not meaningful and is shown as “NA”.

(2)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share.  The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(3)
Tangible book value is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(4)
The tangible common equity ratio is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and total assets and then dividing the adjusted shareholders’ equity balance by the adjusted total asset balance.

	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended December 31,
		2010			2009
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$201,278	$1,570	3.09%	$105,503	$1,145	4.31%
Tax-exempt (1)	58,396	910	6.18%	63,902	1,055	6.55%
Total securities	$259,674	$2,480	3.79%	$169,405	$2,200	5.15%
Loans
Taxable	$724,063	$9,886	5.42%	$694,603	$11,041	7.09%
Total loans	$724,063	$9,886	5.42%	$694,603	$11,041	7.09%
Interest bearing deposits in
other financial institutions	44,715	32	0.28%	75,089	42	0.22%
Total earning assets	$1,028,452	$12,398	4.78%	$939,097	$13,283	6.46%
Less: allowances for credit losses	(15,207)			(9,177)
Total nonearning assets	97,522			86,153
Total assets	$1,110,767			$1,016,073

Liabilities:
Interest-bearing deposits:
Checking	$286,407	$544	0.75%	$270,939	$666	0.98%
Regular savings	84,372	181	0.85%	64,959	183	1.12%
Money market savings	57,661	105	0.72%	50,796	137	1.07%
Time deposits:
$100,000 and over	150,217	791	2.09%	140,727	1,105	3.12%
Under $100,000	185,238	1,001	2.14%	166,898	1,542	3.67%
Total interest-bearing deposits	$763,895	$2,623	1.36%	$694,319	$3,633	2.08%

Short-term borrowings	14,487	148	4.05%	12,662	74	2.32%
Securities sold under agreements
to repurchase	28,018	61	0.88%	20,259	8	0.16%
Long-term debt	61,437	246	1.59%	46,590	495	4.22%
Federal funds purchased	54	-	0.00%	-	-
Total interest-bearing liabilities	$867,891	$3,078	1.41%	$773,830	$4,210	2.16%
Non-interest bearing liabilities
Demand deposits	143,492			107,160
Other liabilities	7,432			10,341
Total liabilities	$1,018,815			$891,331
Non-controlling interest	3,161			3,020
Shareholders' equity	88,791			121,722
Total liabilities and shareholders'
equity	$1,110,767			$1,016,073

Net interest income		$9,320			$9,073

Interest rate spread			3.37%			3.44%
Interest expense as a percent of
average earning assets			1.19%			1.78%
Net interest margin			3.60%			3.83%
Return on average assets			0.56%			0.44%
Return on average equity			6.98%			3.63%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year.

	Middleburg Financial Corporation
	Average Balances, Income and Expenses, Yields and Rates
	Twelve Months Ended December 31,
		2010			2009
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$159,326	$4,838	3.04%	$105,765	$4,830	4.57%
Tax-exempt (1)	59,654	3,810	6.39%	64,305	4,461	6.94%
Total securities	$218,980	$8,648	3.95%	$170,070	$9,291	5.46%
Loans
Taxable	$707,135	$40,548	5.73%	$710,745	$48,834	6.87%
Tax-exempt (1)	-	-	0.00%	1	-	0.00%
Total loans	$707,135	$40,548	5.73%	$710,746	$48,834	6.87%
Federal funds sold	-	-	0.00%	20,607	42	0.20%
Interest bearing deposits in
other financial institutions	47,836	131	0.27%	38,485	95	0.25%
Total earning assets	$973,951	$49,327	5.06%	$939,908	$58,262	6.20%
Less: allowances for credit losses	(11,119)			(9,160)
Total nonearning assets	94,005			83,698
Total assets	$1,056,837			$1,014,446

Liabilities:
Interest-bearing deposits:
Checking	$283,294	$2,294	0.81%	$251,781	$3,091	1.23%
Regular savings	77,864	725	0.93%	57,669	738	1.28%
Money market savings	53,894	427	0.79%	42,985	473	1.10%
Time deposits:
$100,000 and over	160,063	4,298	2.69%	135,149	4,342	3.21%
Under $100,000	161,338	4,289	2.66%	188,623	6,969	3.69%
Total interest-bearing deposits	$736,453	$12,033	1.63%	$676,207	$15,614	2.31%

Short-term borrowings	10,419	393	3.77%	19,425	592	3.05%
Securities sold under agreements
to repurchase	25,314	205	0.81%	21,122	40	0.19%
Long-term debt	55,303	1,544	2.79%	69,407	2,836	4.08%
Federal funds purchased	25	-	0.00%	-	-	0.00%
Total interest-bearing liabilities	$827,514	$14,175	1.71%	$786,161	$19,082	2.43%
Non-interest bearing liabilities
Demand deposits	120,475			107,936
Other liabilities	6,850			10,537
Total liabilities	$954,839			$904,634
Non-controlling interest	2,876			2,774
Shareholders' equity	99,122			107,038
Total liabilities and shareholders'
equity	$1,056,837			$1,014,446

Net interest income		$35,152			$39,180

Interest rate spread			3.35%			3.77%
Interest expense as a percent of
average earning assets			1.46%			2.03%
Net interest margin			3.61%			4.17%
Return on average assets			-0.25%			0.35%
Return on average equity			-2.71%			3.21%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year.